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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iSTAR FINANCIAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	95-6881527 (I.R.S. Employer Identification Number)
1114 Avenue of the Americas (Address of Principal Executive Offices)	10036 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

        Securities Act registration statement file number to which this form relates: 333-72510

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series E Cumulative Redeemable Preferred Stock, par value $.001 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by this Item 1 is set forth under the caption "Description of the Series E Preferred Stock" in the Registrant's prospectus supplement dated July 8, 2003 which will be filed under Rule 424b and under the caption "Description of Common Stock and Preferred Stock" in the Registrant's prospectus dated June 16, 2003, as filed with the Commission on June 6, 2003 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-105945), covering the offer and sale of shares of the class of securities to be registered hereby, which descriptions are incorporated herein by reference.

ITEM 2.     EXHIBITS.

        The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ISTAR FINANCIAL INC.
Date: July 8, 2003	By:	/s/ JAY SUGARMAN Jay Sugarman Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Charter of the Company (including the Articles Supplementary for the Series A, B, C and D Preferred Stock), incorporated herein by reference to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000 and filed on May 15, 2000.
3.2	Form of Articles Supplementary designating the Company's 7 7/8% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $.001 per share.
4	Specimen certificate representing the Series E Cumulative Redeemable Preferred Stock.

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Securities to be registered pursuant to Section 12(b) of the Act
INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES